Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock of Neptune Technologies & Bioressources Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 22nd day of July, 2016.

RICHARD P. SCHOTTENFELD

/s/ Richard P. Schottenfeld
Richard P. Schottenfeld

SCHOTTENFELD GROUP GP LLC

By:		/s/ Richard P. Schottenfeld
Richard P. Schottenfeld
Manager

SCHOTTENFELD GROUP HOLDINGS, L.P.

By: Schottenfeld Group GP LLC, its general partner

	By:	/s/ Richard P. Schottenfeld
Richard P. Schottenfeld
Manager

KOYOTE CAPITAL GROUP LLC

By:		/s/ Richard P. Schottenfeld
Richard P. Schottenfeld
Authorized Person

KOYOTE TRADING LLC

By:		/s/ Richard P. Schottenfeld
Richard P. Schottenfeld
Authorized Person

WINCHESTER HOLDINGS, L.L.C.

By:	/s/ Richard P. Schottenfeld
Richard P. Schottenfeld
Manager

SCHOTTENFELD ASSOCIATES, L.P.

By: Winchester Holdings, L.L.C., its general partner

	By:	/s/ Richard P. Schottenfeld
Richard P. Schottenfeld
Manager